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                                                                     Exhibit 4.4

                            CERTIFICATE OF AMENDMENT
                                       TO
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           UNIVERSAL ELECTRONICS INC.


                         Pursuant to Section 242 of the
                        Delaware General Corporation Law

The undersigned, Paul D. Arling and Richard A. Firehammer, Jr., President and Secretary, respectively, of Universal Electronics Inc., a Delaware corporation (the "Corporation"), hereby certify as follows:

1.       The name of the Corporation is Universal Electronics Inc.

2. The Board of Directors of the Corporation at a meeting held February 1, 2000, adopted the following resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of the Corporation and directing that the amendment should be considered at the next annual meeting of the stockholders:

         RESOLVED, that Article FOURTH, Part I of the Corporation's Restated Certificate of Incorporation, as amended, be amended to read in its entirety as follows:

         Part I. AGGREGATE NUMBER OF SHARES. The aggregate number of shares of stock which the Corporation has authority to issue is 55,000,000 shares, consisting of:

                  1. 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"); and

                  2. 50,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock").

3. At the annual meeting of stockholders held June 21, 2000, the foregoing amendment was duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, Universal Electronics Inc. has caused this Certificate of Amendment to be signed by Paul D. Arling, its President, and attested by Richard
A. Firehammer, Jr., its Secretary, this 26th day of July, 2000.

                                            UNIVERSAL ELECTRONICS INC.


                                            By:   /s/  Paul D. Arling
                                                  -----------------------
                                                  Paul D. Arling, President

ATTEST:

/s/Richard A. Firehammer, Jr.
-----------------------------
Richard A. Firehammer, Jr.
Secretary